UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2014

ACTAVIS plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2014, Actavis plc, a public limited company incorporated under the laws of Ireland (the “Company”), Warner Chilcott Finance, LLC, a Delaware limited liability company, Actavis WC 2 S.à r.l (f/k/a WC Luxco S.à r.l), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, Warner Chilcott Company, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico, and Warner Chilcott Corporation, a Delaware limited liability company (collectively, the “Borrowers”), Bank of America, N.A., as Administrative Agent, and a syndicate of banks participating as lenders entered into an amendment agreement (the “WC Term Loan Amendment”) to amend and restate the Borrowers’ existing senior unsecured term loan credit facility, dated August 1, 2013, as amended (such facility, prior to its amendment and restatement pursuant to the Term Loan Amendment, the “Existing WC Term Loan Agreement”). The Existing WC Term Loan Agreement, as amended by the WC Term Loan Amendment, is referred to herein as the “Amended and Restated WC Term Loan Agreement.” The Amended and Restated WC Term Loan Agreement became effective in accordance with its terms on June 9, 2014.

Pursuant to the WC Term Loan Amendment, the Existing WC Term Loan Agreement was amended to (1) modify the consolidated leverage ratio financial covenant to (a) permit the acquisition of Forest Laboratories, Inc., a Delaware corporation (“Forest”), by the Company (the “Merger”) and (b) conform to the maximum consolidated leverage ratio financial covenant contained in Actavis Capital S.à r.l’s existing senior unsecured term loan credit facility, as amended, (2) permit certain intercompany restructuring transactions following the Merger, (3) permit the consummation of the Merger (including assumption of any indebtedness of Forest (other than the Forest’s existing credit agreement)), (4) update the definition of the Foreign Account Tax Compliance Act, (5) amend the covenant to provide subsidiary guarantees, (6) provide for a guaranty by Warner Chilcott Limited, a Bermuda company, and (7) amend the negative covenants to include limitations on the activities of the Company and certain of its subsidiaries.

The foregoing description is qualified in its entirety by reference to the text of (i) the WC Term Loan Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference and (ii) the Amended and Restated WC Term Loan Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

Actavis Funding SCS Notes Offering

On June 10, 2014, the Company issued a press release announcing that its indirect subsidiary, Actavis Funding SCS, intends to commence an offering of senior unsecured notes (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference herein.

The Company is filing as Exhibit 99.2 certain information derived from an Offering Memorandum that is being disseminated in connection with the offering of the Notes. Such information is hereby incorporated by reference herein.

The press release and the information shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment Agreement, by and among, Actavis plc, Warner Chilcott Finance, LLC, Actavis WC 2 S.à. r.l., Warner Chilcott Company, LLC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of June 9, 2014.

10.2	Amended and Restated WC Term Loan Credit and Guaranty Facility, by and among, Actavis plc, Warner Chilcott Finance, LLC, Actavis WC 2 S.à. r.l., Warner Chilcott Company, LLC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of June 9, 2014.

99.1	Press Release of Actavis plc entitled “Actavis Announces Offering of Senior Unsecured Notes” dated June 10, 2014.

99.2	Disclosure regarding Actavis plc in connection with the offering of Notes to be issued by Actavis Funding SCS on June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014	ACTAVIS plc

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Chief Financial Officer - Global

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement, by and among, Actavis plc, Warner Chilcott Finance, LLC, Actavis WC 2 S.à. r.l., Warner Chilcott Company, LLC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of June 9, 2014.

10.2	Amended and Restated WC Term Loan Credit and Guaranty Facility, by and among, Actavis plc, Warner Chilcott Finance, LLC, Actavis WC 2 S.à. r.l., Warner Chilcott Company, LLC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of June 9, 2014.

99.1	Press Release of Actavis plc entitled “Actavis Announces Offering of Senior Unsecured Notes” dated June 10, 2014.

99.2	Disclosure regarding Actavis plc in connection with the offering of Notes to be issued by Actavis Funding SCS on June 10, 2014.

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